UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2005

THIRD CENTURY BANCORP
(Exact Name of Registrant as Specified in Its Charter)

INDIANA (State or Other Jurisdiction of Incorporation)	000-50828 (Commission File Number)	20-0857725 (IRS Employer Identification No.)

80 East Jefferson Street, Franklin, Indiana (Address of Principal Executive Offices)	46131 (Zip Code)

(317) 736-7151
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

        On April 26, 2005, Third Century Bancorp’s wholly owned subsidiary, Mutual Savings Bank, entered into an agreement to purchase real estate and improvements in Johnson County, Indiana, from J. Andrew Woods. The property is located at 72 East Jefferson Street, adjacent to the main office of Mutual Savings Bank at 80 East Jefferson Street, in Franklin, Indiana. Mutual Savings Bank has tendered earnest money of $1,000 and has agreed to pay a purchase price for the real estate of $215,000. The closing is anticipated to occur during the current quarter, subject to satisfaction of certain standard real estate purchase conditions such as, for example (and not by way of limitation), inspection of the property and title insurance.

        On April 15, 2005, Third Century Bancorp’s wholly owned subsidiary, Mutual Savings Bank, entered into an agreement to purchase unimproved real estate from Thomas A. Grant, Inc., an Indiana corporation. The real estate consists of approximately 1.67 acres and is part of the Wildcat Commercial Subdivision, a proposed commercial development along Franklin Road, located in Marion County, Indiana.

        Mutual Savings Bank has tendered earnest money of $10,000 and has agreed to pay a purchase price for the real estate of $250,000 per acre, for a total purchase price of approximately $417,500. The purchase price, less the earnest money, will be paid to Thomas A. Grant, Inc. at a closing anticipated to occur on or before the end of a three-month inspection period (which may be extended in certain circumstances), or ten days following satisfaction of the agreed upon contingencies. These contingencies include (i) receiving the approval of the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation to the creation of a new bank branch on the property, and (ii) obtaining all approvals, permits and consents for the development of the property, including, without limitation, zoning of the property, platting, municipal requirements, Indiana Department of Environmental Management requirements and approvals, easements for utilities (including but not limited to storm water, water and sanitary sewer), and building permits.

        If Mutual Savings Bank breaches the agreement and is in default after the satisfaction or waiver of the contingencies in the agreement, then the earnest money will be forfeited to Thomas A. Grant, Inc., as liquidated damages and its sole remedy. Mutual Savings Bank may seek return of the earnest money and other remedies, including specific performance, if Thomas A. Grant, Inc. fails to perform any of its obligations under the agreement.

Item 8.01 Other Events.

        Third Century Bancorp’s wholly owned subsidiary, Mutual Savings Bank, will seek the approval of the Indiana Department of Financial Institutions and the Federal Deposit Insurance Corporation to the creation of a new bank branch to be located on Franklin Road, in Marion County, Indiana, on the unimproved real estate to be purchased by Mutual Savings Bank, as described in Item 1.01 of this Current Report, which Item is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 2, 2005

THIRD CENTURY BANCORP By /s/ Robert D. Heuchan —————————————— Robert D. Heuchan President and Chief Executive Officer